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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
DMX Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 and related Prospectus of TCI Music, Inc. (a subsidiary of Tele-Communications, Inc.) of our report dated September 26, 1997, with respect to the consolidated balance sheets of DMX Inc. and subsidiaries as of June 30, 1997 and September 30, 1996, and the related consolidated statements of operations, stockholders' deficit and cash flows for the nine months ended June 30, 1997 and the years ended September 30, 1996 and 1995, which report appears in TCI Music, Inc.'s Transition Report on Form 10-K dated October 9, 1997.

We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP


Los Angeles, California
November 10, 1997